EXHIBIT - 21.1



                        LIST OF WHOLLY-OWNED SUBSIDIARIES


FIRST ECOMMERCE ASIA LIMITED

FIRST ECOM DATA SERVICES ASIA LIMITED

FEC LIMITED

FIRST ECOM.COM (CANADA) INC.

ASIA INTERNET LIMITED